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                                                                   Exhibit 10.12

                               CYTYC CORPORATION

                      DIRECTOR DEFERRED COMPENSATION PLAN

  1. Purpose. Cytyc Corporation, a Delaware corporation (the "Company"), hereby adopts this Director Deferred Compensation Plan (the "DDC Plan") to promote the long-term growth and financial success of the Company by attracting and retaining non-employee directors of outstanding ability and promoting a greater identity of interest between the Company's non-employee directors and its stockholders.

  The DDC Plan is intended to allow participating non-employee directors to meet the requirements of, and be treated as "disinterested persons" with respect to, other stock plans of the Company, as defined in Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended.

  2. Administration.

    (a) The DDC Plan shall be administered by a committee (the "DDC Committee") appointed by the Board of Directors of the Company (the "Board") consisting of one employee director and the secretary of the Company. The DDC Committee may be changed at any time in the discretion of the Board.

    (b) The DDC Committee shall have the authority (i) to exercise all of the powers granted to it under the DDC Plan, (ii) to construe, interpret and implement the DDC Plan and all relevant documents, (iii) to prescribe, amend and rescind rules relating to the DDC Plan, and (iv) to make any determination necessary or advisable in administering the DDC Plan.

    (c) The determination of the DDC Committee on all matters relating to the DDC Plan, or any document executed pursuant to the DDC Plan, shall be conclusive.

    (d) No member of the DDC Committee shall be liable for any action or determination made in good faith with respect to the DDC Plan.

  3. Eligibility. Only directors of the Company who are not employees of the Company or any affiliate of the Company ("Eligible Directors") shall participate in the DDC Plan.

  4. Common Shares Subject to the DDC Plan.

    4.1 Shares. For purposes of the DDC Plan, "Shares" shall mean shares of common stock, par value $.01 per share, of the Company and any other stock into which such common stock shall thereafter be changed by reason of any merger, reorganization, recapitalization, consolidation, split-up, combination of shares or similar event as set forth in and in accordance with this Section 4.

    4.2 Shares Available for Awards. Subject to Section 4.3 (relating to adjustments upon changes in capitalization), as of any date, the total number of Shares issuable under the DDC Plan shall be issued from the shares authorized for issuance pursuant to the Company's 1995 Stock Plan, including any successor plan, and/or any shares repurchased by the Company on the open market.

    4.3 Adjustments. In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of all or substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of securities or other property by the Company, or other change in the Company's corporate structure affecting the Shares, the number of Shares issuable under the DDC Plan and the Share Units (as defined in Section 5.3(b)), then credited pursuant to
  Section 5.3 shall be appropriately adjusted as determined by the DDC Committee in its sole discretion.

  5. Payment of Retainer, Meeting and/or Committee Fees.

    5.1 In General. Subject to Sections 5.2 through 5.6 below, commencing on the DDC Plan Effective Date (as herein defined), each Eligible Director may elect to receive payment of (a) the annual retainer payable to such Director for services as a member of the Board and its committees (the "Retainer") and/or
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  (b) fees payable to such Director for meetings of the Board or committees of the Board ("Meeting Fees" and "Committee Fees" together with the "Retainer" collectively, "Fees"), (i) in cash; or (ii) in Shares (the "Current Payment Election"), in accordance with Section 5.2. Alternatively, each Eligible Director may elect to defer such payments, payable in cash or in Shares (the "Deferred Payment Election"), in accordance with the provisions of Section 5.3. In the absence of any Current Payment Election or Deferred Payment Election, all payments of Fees shall be paid to the Eligible Directors in cash.

    5.2 Election to Receive Shares Without Deferral. An Eligible Director may elect, with respect to any calendar year, to receive payment of each type of Fees due for such calendar year in Shares (the "Current Payment Election"), valued at their Fair Market Value on the date on which such amounts become payable, by submitting an election form ("Current Payment Election Form") to the Company within 30 days after the DDC Plan Effective Date, or for subsequent calendar years, at least 30 days prior to the beginning of any calendar year. Except as provided herein, the beginning of such calendar year shall be the effective date of such election for payment of such Fees. A Current Payment Election shall be effective only with respect to Fees that become payable after the effective date. Any election made under this Section 5.2 shall continue in full force and effect, including for subsequent calendar years, until revoked by written notice to the Company, until superseded by a new Current Payment Election Form, or unless no longer permitted by law or regulations (including Rule 16b-3).

    5.3 Elective Deferrals. An Eligible Director may elect to defer the payment of Fees by electing to have the Fees paid in cash or credited to an account as Shares ("Deferred Amount"), by submitting an election form (a "Deferred Payment Election Form") to the Company within 30 days after the DDC Plan Effective Date with respect to amounts payable in 1998, or, for subsequent calendar years, at least 30 days prior to any calendar year in which such Fees would otherwise be paid to the Eligible Director. Except as provided herein, any such election shall become effective for the calendar year following the calendar year in which such Deferred Payment Election Form is submitted to the Company. An election under this Section 5.3 shall continue in effect, until the end of the calendar year in which it is revoked by written notice to the Company, until it is superseded by a new Deferred Payment Election Form, or immediately, if no longer permitted by law or regulation (including under Rule 16b-3). An Eligible Director may designate, in a Deferred Payment Election Form, one or more beneficiaries to receive any distributions under the DDC Plan upon the death of the Eligible Director, and such designation may be changed at any time by submitting a new designation in writing to the Company, which shall become effective immediately upon receipt by the Company. If no beneficiary is designated by an Eligible Director, distributions under the DDC Plan shall be made to the Eligible Director's estate.

      (a) Cash Account: The Deferred Payment Election Form shall indicate:
    (i) any Fees to be allocated to the "Cash Account" (the "Deferred Amount"); and (ii) the date on which the commencement of payments of Deferred Amounts (the "Distribution Date") should begin, as contemplated by Section 5.4(a).

      (b) Share Account: The Deferred Payment Election Form shall indicate:
    (i) any Fees to be credited to an account (a "Share Account") in units which are equivalent in value to Shares ("Share Units") which shall comprise the "Deferred Amount". The Deferred Amount allocated to the Share Account shall be credited to the Share Account no later than the end of the month during which the Eligible Director becomes entitled to payment of the Retainer, Meeting and/or Committee Fees. The number of Share Units credited to such Share Account shall be an amount equal to the result obtained by dividing (i) the Deferred Amount allocated to the Share Account by (ii) the Fair Market Value of a Share on the business day on which the Eligible Director becomes entitled to payment of the Fees. If Share Units exist in an Eligible Director's Share Account on a dividend record date for the Company's Shares, the Share Account shall be credited, on the dividend payment date, with an additional number of Share Units equal to (i) the cash dividend paid on one Share, times (ii) the number of Share Units in the Share Account on the dividend record date, divided by (iii) the Fair Market Value of a Share on the dividend payment date.

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    5.4 Distributions.

      (a) Distribution Date. Each Eligible Director shall designate, on a Deferred Payment Election Form, one of the following dates as a Distribution Date with respect to the Deferred Amount credited to the Eligible Director's Account thereafter: (i) the first day of a month following the termination of service or retirement of the Eligible Director as a member of the Board, (ii) a fixed date in the future at least one year after the date of such deferral as specified on a Deferred Payment Election Form, but no later than December 12, 2005; or
    (iii) the earlier to occur of (i) or (ii). In the event of an Eligible Director's death, all Deferred Amounts shall be paid no later than the end of the month following the occurrence of such event.

      (b) Share Account Distribution Method. Distributions shall be made from the Eligible Director's Share Account in a single payment in the form of whole Shares, and cash representing any fractional interest in a Share.

      (c) Emergency Distribution. In the event that an Eligible Director encounters an unanticipated emergency that is caused by an event beyond the control of such Eligible Director and/or his/her beneficiary (if any) which would result in severe financial hardship if early withdrawal were not permitted, the Eligible Director may submit a written request to the DDC Committee outlining the nature of such emergency and the portion of any Deferred Amount (the "Early Distribution") necessary to meet such emergency. The DDC Committee, in its sole discretion, shall determine the amount of any such Early Distribution to be paid in accordance with the terms of this Section 5.4.

    5.5 Interest on Cash Deferrals. Any payments due an Eligible Director and deferred into the Cash Account shall be credited as of January 1, April 1, July 1 and October 1 of each year, with an amount equal to the balance in said account at the end of the preceding quarter, multiplied by the percentage that represents 25% of the prime rate of interest as reflected in the Wall Street Journal on the last business day of the preceding quarter.

  6. Definition of Fair Market Value. For purposes of this DDC Plan, in respect to the valuation of Shares, if the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which prices or quotes are available and shall mean (a) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (b) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (c) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock market. However, if the Common Stock is not publicly traded at the time a Share is to be credited to a Share Account under the DDC Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the DDC Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length; provided, however, that the "fair market value" of the stock issuable upon a Distribution Date pursuant to the DDC Plan within 120 days prior to the time the Company's Common Stock is publicly traded shall be deemed to be equal to the initial per share purchase price at which the Company's Common Stock is offered to the public.

  7. Definition of Disability. "Disability" shall mean any condition which causes an Eligible Director to be unable to substantially perform services as a member of the Board for a period of at least three consecutive months, or for an aggregate of at least five months within any 12-month period.

  8. Issuance of Certificates and Legal Compliance.

    8.1 Restrictions on Transferability. All Shares delivered under the DDC Plan shall contain such restrictive legends and be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any laws, rules, regulations and other legal requirements

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  including, without limitation, those of any stock exchange upon which the
  Shares are then listed and any applicable federal, state or foreign securities law.

    8.2 Compliance with Laws. Anything to the contrary herein notwithstanding, the Company shall not be required to issue any Shares under the DDC Plan if, in the opinion of the Company's General Counsel, the issuance and delivery of such Shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws and the rules of any stock exchange on which the Company's securities may then be listed. If and to the extent that the DDC Committee determines that it would be illegal, impractical or inadvisable to issue Shares under the DDC Plan, or to the extent Shares are unavailable, the DDC Committee shall make any distribution of Shares otherwise required under the DDC Plan in cash.

    8.3 Listing, Registration and Legal Compliance. If the DDC Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the DDC Plan, the issuance of Shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained. The term "Consent" as used herein with respect to any Plan Action means (a) the listing, registration or qualification of any Shares issued under the DDC Plan on any securities exchange or under any foreign, federal, state or local law, rule or regulation, (b) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (c) any and all written agreements and representations by an Eligible Director with respect to the disposition of Shares or with respect to any other matter which the DDC Committee shall deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

    8.4 Governing Law. The DDC Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

    8.5 Rights as a Shareholder. An Eligible Director shall have no rights as a shareholder of the Company with respect to any Shares issuable under the DDC Plan until such Shares have been delivered to the Eligible Director.

  9. Tax Related Issues.

    9.1 Withholding and Other Obligations. The Company shall require as a condition of delivery of any Shares or payment of any Deferred Amount to an Eligible Director that, if applicable, such Director remit an amount sufficient to satisfy any foreign, federal, state, local and other governmental withholding tax requirements relating thereto and any indebtedness or other obligation of the Eligible Director to the Company.

    9.2 Unfunded DDC Plan. The DDC Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund. The DDC Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person and shall constitute a mere promise by the Company to make payments in the future. To the extent any person holds any rights by virtue of a pending deferral under the DDC Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

    9.3 Rights Not Transferable or Subject to Alienation. No rights granted to an Eligible Director under this DDC Plan may be sold, assigned or otherwise transferred by the Eligible Director other than by will or the laws of descent or distribution; all rights granted to an Eligible Director under this DDC Plan may be exercised during the Eligible Director's lifetime only by such Eligible Director. An Eligible Director's rights to payments under the DDC Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by his creditors or his beneficiaries.

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  10. DDC Plan Amendments and Termination. The Board may suspend or terminate the DDC Plan at any time and may amend it at any time, in whole or in part, provided that no amendment or termination may adversely affect any rights of any Eligible Director that have accrued prior to the date of such amendment or termination, and provided, further, that any amendment for which shareholder approval is required by law or in order to maintain continued qualification of the DDC Plan under Rule 16b-3, shall not be effective until such approval has been obtained.

  11. Right of Discharge Reserved. Nothing in the DDC Plan shall confer upon any Eligible Director the right to continue in the service of the Company or affect any right that the Company may have to terminate the service of such Eligible Director.

  12. Other Payments or Awards. Nothing contained in the DDC Plan shall be deemed in any way to limit or restrict the Company, any affiliate, or the Board from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect, other than by use of the shares authorized under the Company's 1995 Stock Plan.

  13. Severability. If any portion of the DDC Plan is declared by any court or governmental authority to be invalid, such invalidity shall not affect any portion not declared to be invalid. Any portion so declared to be invalid shall, if possible, be construed in a manner which will give effect to the terms of such portion to the fullest extent possible while remaining valid.

  14. Notices. All notices and other communications hereunder shall be given in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, or by reputable overnight delivery service. Any notice shall be deemed given on the date of delivery or mailing, and if mailed, shall be addressed (a) to the Company, at 85 Swanson Road, Boxborough, MA 01719, Attention: DDC Committee (c/o President), and (b) to an Eligible Director, at the Eligible Director's principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

  15. Section Headings. The Section headings contained herein are for convenience only and are not intended to define or limit the contents of said Sections.

  16. Effective Date. This DDC Plan shall become effective immediately upon the approval of the DDC Plan by the Board, as reflected in a Board Resolution (the "DDC Plan Effective Date").

  17. Exculpation. It is understood that the obligations incurred by the Company with respect to this DDC Plan do not constitute personal obligations of the Directors, officers, employees or shareholders and shall not create or involve any claim against, or personal liability on the part of, them or any of them. The Eligible Directors agree not to seek recourse against any such Directors, officers, employees or shareholders, or any of them or any of their personal assets for satisfaction of any liability under or with respect to the DDC Plan.

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